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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 26, 1999


                          GENERAL DYNAMICS CORPORATION

               (Exact name of registrant as specified in charter)




          Delaware                                      1-3671                                     13-1673581
          --------                                      ------                                     ----------
(State or other jurisdiction                          (Commission                                 (IRS Employer
      of incorporation)                              File Number)                              Identification No.)

           3190 Fairview Park Drive, Falls Church, Virginia   22042-4523
           ------------------------------------------------   ----------
               (Address of Principal Executive Offices)       (Zip Code)

                                 (703) 876-3000
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               Registrant's telephone number, including area code

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Item 5.                 Other Events

                        On February 26, 1999, General Dynamics (the registrant) was notified that the Joint Committee on Taxation approved the settlement of the company's tax refund claims for research and experimentation tax credits for 1987 through 1989. The company expects to net approximately $250 million in after-tax cash during the second quarter of 1999, including settlement amounts carried forward from tax years 1981 through 1986. The company is presently evaluating the income effect of these settlements, and expects to recognize substantial income from the event in the first quarter of 1999.

Item 7.                 Financial Statements and Exhibits

(c)                     Exhibits.

                        99 - Press Release



SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      GENERAL DYNAMICS CORPORATION
                                             (Registrant)


                                      By          /s/  John W. Schwartz
                                        ----------------------------------------
                                                    John W. Schwartz
                                              Vice President and Controller
                                             (Principal Accounting Officer)

Dated:     March 5, 1999